UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	1-5491 (Commission File Number)	98-1023315 (I.R.S. Employer Identification Number)

Rowan Companies plc 2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of Principal Executive Offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors (the “Board”) of Rowan Companies plc (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Charles L. Szews as a director, effective as of August 22, 2016. In connection with Mr. Szews’ appointment, the Board increased the size of the Board from nine to ten members effective as of the same date.

Charles L. Szews, age 59, previously served as Chief Executive Officer of Oshkosh Corporation from January 2011 until his retirement in December 2015. Mr. Szews held several other positions at Oshkosh, including President and CEO from 2011 to 2012, President and Chief Operating Officer from 2007 to 2011 and Executive Vice President and Chief Financial Officer from 1997 to 2007. Mr. Szews currently serves as a director of Commercial Metals Company and previously served as a director of Gardner Denver Inc. and Oshkosh Corporation.  The Company issued a press release announcing the appointment of Mr. Szews as a director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Szews was recommended to the Company by one of its largest shareholders, Blue Harbour Group, LP (“Blue Harbour”), and was appointed in accordance with the terms of a Nomination and Support Agreement (“Support Agreement”). The Support Agreement provides that the Company will nominate Mr. Szews for election at the next annual meeting of shareholders, and in exchange, Blue Harbour will not initiate, take, encourage, or participate in any action to obtain representation on the Board or alter the composition of the Board or management during the Support Period (as defined in the Support Agreement). If the Board determines to nominate Mr. Szews for re-election at the 2018 annual general meeting of shareholders, the Support Period is extended for another year. The foregoing summary of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. There are no other arrangements between Mr. Szews and any other person pursuant to which he was appointed to serve as a director, and there are no transactions in which the Company is a participant in which Mr. Szews has a material interest.

As a non-employee director, Mr. Szews will receive the compensation paid to all non-employee directors and is eligible to participate in the Rowan Companies plc Incentive Plan, under which he has been awarded a pro-rated annual grant of restricted share units. Mr. Szews will also enter into a customary form of indemnification agreement.

The Board has determined that Mr. Szews is independent under the listing standards of the New York Stock Exchange and applicable law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release

99.2	Nomination and Support Agreement between Rowan Companies plc and Blue Harbour Group LP and Blue Barbour Holdings, LLC, dated August 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2016	ROWAN COMPANIES PLC

	By:	/s/ Melanie M. Trent
Melanie M. Trent
Executive Vice President, General Counsel & Chief Administrative Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release

99.2	Nomination and Support Agreement between Rowan Companies plc and Blue Harbour Group LP and Blue Harbour Holdings, LLC, dated August 22, 2016